As Filed With the Securities and Exchange Commission on February 12, 2007

                                                     Registration No. 333-117819

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           GreenMan Technologies, Inc.
            --------------------------------------------------------
            (Name of Small Business Issuer specified in its charter)

          Delaware                    3089                   71-0724248
----------------------------    -----------------          ----------------
(State or other jurisdiction    (Primary standard          (I.R.S. employer
    of incorporation or             industrial          identification number)
       organization)             classification
                                   code number)


                           12498 Wyoming Avenue South
                            Savage, Minnesota, 55378
                                 (781) 224-2411
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                Charles E. Coppa
                             Chief Financial Officer
                           GreenMan Technologies, Inc.
                           12498 Wyoming Avenue South
                            Savage, Minnesota, 55378
                               Lynnfield, MA 01940
                                 (781) 224-2411
            (Name, address and telephone number of agent for service)

                             ----------------------

                                   Copies to:
                              Carl F. Barnes, Esq.
                      Morse, Barnes-Brown & Pendleton, P.C.
                                 Reservoir Place
                                1601 Trapelo Road
                          Waltham, Massachusetts 02451
                                 (781) 622-5930

      GreenMan Technologies, Inc. originally registered 4,724,565 shares of its common stock, par value $.01 per share, under this Registration Statement on Form SB-2 (No. 333-117819) for resale by certain stockholders named in the Registration Statement. GreenMan Technologies, Inc. hereby removes from registration all of the shares of its common stock which have not been sold by such selling stockholders as of the time of filing of this Post-Effective Amendment No. 1.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned in the city of Lynnfield, Massachusetts, on this 6th day of February, 2007.

                                      GREENMAN TECHNOLOGIES, INC.

                                      By: /s/ CHARLES E. COPPA
                                          --------------------
                                          Charles E. Coppa
                                          Chief Financial Officer
                                          (Principal Financial Officer)


        Signature                 Title                 Date

/s/ Maurice E. Needham       Chairman of the Board   February 6, 2007
-------------------------
Maurice E. Needham

/s/ Lyle Jensen                Chief Executive       February 6, 2007
-------------------------    Officer, President
Lyle Jensen                     and Director

/s/ Charles E. Coppa           Chief Financial       February 6, 2007
-------------------------    Officer, Secretary
Charles E. Coppa               and Treasurer

/s/ Lew F. Boyd                   Director          February 6, 2007
-------------------------
Lew F. Boyd

/s/ Dr. Allen Kahn                Director          February 6, 2007
-------------------------
Dr. Allen Kahn

/s/ Nicholas DeBenedictis         Director          February 6, 2007
-------------------------
Nicholas DeBenedictis